UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.       )
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Willis Group Holdings Limited

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The memorandum below is expected to be mailed to shareholders of record on November 25, 2009.

Date	November 23, 2009

To	Shareholders of record of Willis Group Holdings Limited

From	Willis Group Holdings Limited

Re	Transfer ownership of your common shares into a broker or other nominee account prior to December 31, 2009
You are receiving this communication because you currently hold common shares of Willis Group Holdings Limited (the “Company”) directly or “of record.” The Company suggests that you transfer your common shares into a broker or other nominee account before December 31, 2009 in advance of the Company’s move to Ireland.
As detailed in the proxy statement regarding the Company’s redomestication to Ireland (the “Redomestication”), the Company is making this recommendation because, under Irish law, shares of Irish incorporated companies (which the Company will become if the Redomestication is approved) that are held “of record,” as yours are, are subject to Irish stamp duty when transferred. Irish stamp duty does not generally apply however when shares are held by a broker in “street name” and are transferred through the Depository Trust Company (“DTC”) system.
Therefore, we recommend that you change the nature of your ownership from direct or “of record” to beneficial ownership in “street name” by moving your Company common shares to a broker or other nominee account before the effective time of the Redomestication (the “Effective Time”). This should prevent your common shares from being subject to Irish stamp duty for transfers made after the Effective Time, so long as your shares, if sold, are transferred in “street name” also through the DTC system. Please consult your broker or other financial advisor for more information on how to make this change. Further, you should consult your own tax advisor as to the tax effects of transferring your Company common shares as the Company and its agents cannot provide you tax advice.
For further details regarding the Redomestication or Irish stamp duty, you should carefully review the proxy statement filed on November 2, 2009 with the Securities and Exchange Commission (the “SEC”). The proxy statement is available free of charge at the SEC’s website (www.sec.gov) and at the Company’s website (www.willis.com). You may also obtain, without charge, a copy of the proxy statement by directing a request by mail or telephone to Company Secretary, c/o Office of the General Counsel, Willis Group Holdings Limited, One World Financial Center, 200 Liberty Street, New York, New York 10281-1003 or 1 (212) 915-8888.